Exhibit 21.1
SUBSIDIARIES OF EQUITRANS MIDSTREAM CORPORATION
(as of December 31, 2022)

Entity	Jurisdiction
EQGP Holdings, LP	Delaware
EQGP Services, LLC	Delaware
EQM Gathering Holdings, LLC	Delaware
EQM Gathering Opco, LLC	Delaware
EQM GP Corporation	Delaware
EQM LP LLC	Delaware
EQM Midstream Finance Corporation	Delaware
EQM Midstream Management LLC	Delaware
EQM Midstream Partners, LP	Delaware
EQM Olympus Midstream LLC	Delaware
Eureka Midstream Holdings, LLC	Delaware
Eureka Land, LLC	Delaware
Eureka Midstream, LLC	Delaware
Eureka Services Intermediate, LLC	Delaware
Eureka Services, LLC	Delaware
Hornet Midstream Pipeline, LLC	Delaware
Equitrans Gathering Holdings, LLC	Delaware
Equitrans Investments, LLC	Delaware
Equitrans Midstream Foundation	Pennsylvania
Equitrans Services, LLC	Delaware
Equitrans, L.P.	Pennsylvania
Equitrans Transaction Sub GP, LLC	Delaware
Equitrans Water Services (PA), LLC	Delaware
Equitrans Water Services (OH), LLC	Delaware
MVP Holdco, LLC	Delaware
Rager Mountain Storage Company LLC	Delaware
RM Partners LP	Delaware